UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2006

Date of Report

(Date of earliest event reported)

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA

(State or other jurisdiction of incorporation)

0-13801	95-2888568
(Commission File No.)	(IRS Employer Identification Number)

18191 Von Karman Avenue, Suite 450

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Item 2.01.	Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On June 8, 2006, Quality Systems, Inc. (referred herein to as the “Company,” “Registrant” or “QSI”) held a conference call concerning its financial performance for the quarter ended and year ended March 31, 2006. A transcript of the conference call is attached to this Form 8-K as Exhibit 99.1. The conference call contains forward-looking statements regarding QSI and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Use of Non-GAAP Financial Measures

The Company from time to time discloses its Days Sales Outstanding (“DSO”) which is a Non-GAAP financial measure. During the quarter ended March 31, 2006, DSO was 115 days. The Company calculates DSO as follows: Net revenue for the quarter is annualized (multiplied by four) and then divided by 365 days to yield an average daily sales amount. The balance of accounts receivable net of any reserves for bad debts is then divided by that average daily sales amount resulting in a DSO figure. For the quarter ended March 31, 2006, the calculation was as follows:

Quarterly Revenue:	$35,565,000

Annualized (X 4):	$142,260,000

Divided by 365:	$389,753	= Average daily revenue

Net Accounts Receivable:	$44,665,000

Divided by average daily revenue:	$389,753

Equals:	115 days (rounded)

The Company believes the use of DSO provides useful information to investors regarding the Company’s ability to convert its receivables into cash. DSO thus provides more detailed information regarding the Company’s financial results than the financial measures calculated and presented in accordance with GAAP.

As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

Item 9.	01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Transcript of conference call held on June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2006	QUALITY SYSTEMS, INC.

By:    /s/ Paul Holt

Paul Holt

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Transcript of conference call held on June 8, 2006.

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